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                                                             EXHIBIT 23.2

                     [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-37911 and 333-03033 of Cade Industries, Inc. on Form S-8 of our report dated February 19, 1997, appearing in the Annual Report to Shareholders and incorporated by reference in the Form 10-K of Cade Industries, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
--------------------------------

March 25, 1997
Lansing, Michigan